United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

January 10, 2003
CONTACT:	William S. Aichele
UNIVEST CORPORATION OF PENNSYLVANIA
President and Chief Executive Officer
215-721-2457

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION TO ACQUIRE FIRST COUNTY BANK

Move further strengthens Univest’s presence in Bucks County Market

     Souderton, PA – Univest Corporation of Pennsylvania, parent company of Union National Bank and Trust Company, Pennview Savings Bank, Univest Insurance, Inc. and Univest Investments, Inc., today announced a definitive agreement for First County Bank to merge with and into Union National Bank in a cash transaction for approximately $29.5 million, or $19.31 per share.

     Upon completion of the merger, Univest will have approximately $1.5 billion in assets and five additional branches located in Bucks County. The transaction is expected to be accretive to earnings in the first full year, and is anticipated to close in the second quarter of 2003.

     First County Bank is a locally owned and managed Pennsylvania state-chartered bank headquartered in Doylestown with additional branches in Bensalem, Langhorne, Newtown, and Warminster. The bank was created in 1996 to meet the financial needs of consumers and business owners and to set new standards for community banking.

     William S. Aichele, Univest’s President and Chief Executive Officer said, “Adding First County Bank fits our strategic direction of making appropriate acquisitions to add value to the franchise. Bucks County is an attractive and important market for our continued success. We are thrilled to join together with such a reputable organization. First County’s philosophy of offering fine products and personalized service fits well with our promise to provide financial solutions for life.”

     John Harding, Chairman, President and Chief Executive Officer for First County Bank is looking forward to his future role as Executive Vice President of Univest and Union National Bank. He will be responsible for continued expansion in the Bucks County market. Harding said, “Our mission is going to be delivered even better through the expanded capabilities of Univest. Customers will enjoy one-stop shopping for traditional bank products and now will be able to get investments and insurance, too. This is a win-win situation for the customers, employees, and the communities throughout our market.”

     First County’s present directors will be appointed to a Bucks County Advisory Board for Univest. Christopher B. Chandor, President of Penn’s Grant Corporation and current Vice Chairman for First County Bank, will serve as the Chairman of the newly formed Advisory Board.

     Univest Corporation and its subsidiaries, Union National Bank and Trust Company, Pennview Savings Bank, Univest Insurance, Inc. and Univest Investments, Inc., provide community support, leadership, and strong performance in the financial services industry to over 20 Bucks and Montgomery County communities.

     When used or incorporated by reference in disclosure documents, the words “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including those set forth below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the document. The Corporation expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in the Corporation’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By /s/ William S. Aichele
Name: William S. Aichele
Title: President and Chief Executive Officer
Date: January 10, 2003